Exhibit 99.1

Avago Technologies Limited Announces Third Quarter

Fiscal Year 2012 Financial Results

•	Net revenue up 5.0 percent sequentially to $606 million, up 0.5 percent from Q3 last year

•	GAAP gross margin of 48.7 percent; Non-GAAP gross margin of 51.2 percent

•	GAAP earnings per diluted share of $0.58; Non-GAAP earnings per diluted share of $0.72

SAN JOSE, Calif., and SINGAPORE – August 16, 2012 – Avago Technologies Limited (Nasdaq: AVGO), a leading supplier of analog interface components for communications, industrial and consumer applications, today reported financial results for the third quarter of its fiscal year 2012, ended July 29, 2012, and provided guidance for the fourth quarter of its fiscal year 2012.

Third Quarter Fiscal Year 2012 GAAP Results

Net revenue was $606 million, an increase of 5.0 percent compared with the previous quarter and 0.5 percent from the same quarter last year.

Gross margin was $295 million, or 48.7 percent of net revenue. This compares with gross margin of $278 million, or 48.2 percent of net revenue last quarter, and gross margin of $297 million, or 49.3 percent of net revenue in the same quarter last year.

Operating expenses were $146 million. This compares with $141 million in the prior quarter and $152 million for the same quarter the previous year.

Income from operations was $149 million. This compares with $137 million in the prior quarter and with $145 million in the same quarter last year.

Third quarter net income was $145 million, or $0.58 per diluted share. This compares with net income of $134 million, or $0.54 per diluted share for the prior quarter, and net income of $144 million, or $0.57 per diluted share in the same quarter last year.

The Company’s cash balance at the end of the third quarter was $973 million, compared to $954 million at the end of the prior quarter.

The Company generated $128 million in cash from operations in the third quarter and spent $65 million on capital expenditures.

On June 29, 2012 the Company paid a quarterly cash dividend of 15 cents ($0.15) per ordinary share, totaling approximately $37 million.

Third Quarter Fiscal Year 2012 Non-GAAP Results

Gross margin was $310 million, or 51.2 percent of net revenue. This compares with gross margin of $295 million, or 51.1 percent of net revenue last quarter, and gross margin of $312 million, or 51.7 percent of net revenue in the same quarter last year.

Avago Technologies Limited Announces Third Quarter Fiscal Year 2012 Financial Results

Income from operations was $186 million. This compares with $171 million in the prior quarter and $177 million in the same quarter the previous year.

Net income was $182 million, or $0.72 per diluted share. This compares with net income of $168 million, or $0.66 per diluted share last quarter, and net income of $176 million, or $0.68 per diluted share in the same quarter last year.

Third Quarter Fiscal Year 2012 Non-GAAP Results

				Change
(Dollars in millions, except EPS)	Q3 12	Q2 12	Q3 11	Q/Q		Y/Y
Net Revenue	$606	$577	$603		+5.0%		+0.5%
Gross Margin	51.2%	51.1%	51.7%		+10bps		-50bps
Operating Expenses	$124	$124	$135		$0	-$	11
Net Income	$182	$168	$176	+$	14	+$	6
Earnings Per Share - Diluted	$0.72	$0.66	$0.68	+$	0.06	+$	0.04

“During the third fiscal quarter, we achieved healthy sales growth helped by a continued recovery in Asia industrial, modest strength in wired infrastructure, and the last-time buys in consumer navigation.” said Hock Tan, President and CEO of Avago Technologies Limited. “For the fourth quarter, however, without meaningful revenue contribution from consumer navigation products and with uncertain demand in carrier routing, we expect to show only low single-digit growth despite a very strong ramp in wireless.”

Other Quarterly Data

	Percentage of Net Revenue			Growth Rates
Net Revenues by Target Market	Q3 12	Q2 12	Q3 11	Q/Q	Y/Y
Wireless Communications	40	44	37	-5%	8%
Wired Infrastructure	29	29	28	3%	2%
Industrial & Automotive	24	22	30	19%	-17%
Consumer & Computing Peripherals	7	5	5	47%	33%

Key Statistics	Q3 12	Q2 12	Q3 11
(Dollars in millions)
Cash From Operations	$128	$211	$211
Depreciation	$20	$19	$20
Amortization	$20	$19	$19
Capital Expenditures	$65	$56	$24
Days Sales Outstanding	50	43	43
Inventory Days On Hand	66	70	63

2

Avago Technologies Limited Announces Third Quarter Fiscal Year 2012 Financial Results

Fourth Quarter Fiscal Year 2012 Business Outlook

Based on current business trends and conditions, the outlook for the fourth quarter of fiscal year 2012, ending October 28, 2012, is expected to be as follows:

	GAAP	Reconciling Items	Non-GAAP
Sequential Change in Net Revenue	Up 0% to 3%		Up 0% to 3%
Gross Margin	48.50% plus/minus 75bps	$17M	51.25% plus/minus 75bps
Operating Expenses	$143M	$19M	$124M
Interest and Other	$1M		$1M
Taxes	$8M		$8M
Diluted Share Count	251M	2M	253M

Revenue growth guidance includes the effect of completing of our transition to a licensing and royalty model in our consumer and computing peripheral target market, which is expected to result in a decrease of approximately $30 million revenue from this target market in the fourth quarter of 2012. Combined revenue growth from our three primary target markets is projected to be 5% to 8% for the fourth quarter, compared to revenues from these three target markets in the third quarter of 2012.

Reconciling items include $14 million of amortization of acquisition-related intangibles, $2 million of share-based compensation expense and $1 million of restructuring charges at the Gross Margin line, and $5 million of amortization of acquisition-related intangibles, $13 million of share-based compensation and $1 million of restructuring charges at the Operating Expenses line.

Capital expenditures for the fourth quarter are expected to be in the range of $70 million to $80 million. For the fourth quarter depreciation is expected to be $21 million and amortization is expected to be $19 million.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. The guidance excludes any impact from share repurchases or mergers and acquisitions activity that may occur during the quarter. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Avago will be meeting with investors at the Morgan Stanley Semi/SemiCap Corporate Access Day in Chicago on August 22, 2012, and will be presenting at the Citi Technology Conference in New York on September 6, 2012, and the Deutsche Bank Technology Conference in Las Vegas on September 13, 2012 and meeting with investors.

Financial Results Conference Call

Avago Technologies Limited will host a conference call to review its financial results for the third quarter of fiscal year 2012, and to provide guidance for the fourth quarter of fiscal year 2012, today at 2:00 p.m. Pacific Time. Those wishing to access the call should dial 888-396-2369; International+1 -617-847-8710. The passcode is 33171564. A replay of the call will be available through August 23,

3

Avago Technologies Limited Announces Third Quarter Fiscal Year 2012 Financial Results

2012. To access the replay dial 888-286-8010; International +1-617-801-6888 and reference the passcode: 62006117. A webcast of the conference call will also be available in the “Investors” section of Avago’s website at www.avagotech.com.

Non-GAAP Financial Measures

In addition to GAAP reporting, Avago provides investors with net income, income from operations, gross margin, operating expenses and other data, on a non-GAAP basis. This non-GAAP information excludes amortization of acquisition-related intangibles, share-based compensation expense, restructuring charges and debt extinguishment losses. Management does not believe that the excluded items are reflective of the Company’s underlying performance. The exclusion of these and other similar items from Avago’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Avago believes this non-GAAP financial information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

About Avago Technologies Limited

Avago Technologies Limited is a leading designer, developer and global supplier of a broad range of analog semiconductor devices with a focus on III-V based products. Our product portfolio is extensive and includes over 6,500 products in four primary target markets: wireless communications, wired infrastructure, industrial and automotive electronics and consumer and computing peripherals.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements which address our expected future business and financial performance. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future Company or industry performance, based on management’s judgment, beliefs, current trends and market conditions, and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Accordingly, we caution you not to place undue reliance on these statements. For Avago, particular uncertainties that could materially affect future results include global economic conditions and concerns; cyclicality in the semiconductor industry or in our target markets; quarterly and annual fluctuations in operating results; our competitive performance and ability to continue achieving design wins with our customers; our dependence on contract manufacturing and outsourced supply chain and our ability to improve our cost structure through our manufacturing outsourcing program; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our increased dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; loss of our significant customers; our ability to maintain gross margin; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and any associated increases in litigation expenses; dependence on and risks associated with distributors of our products; any expenses associated with resolving customer product and warranty and indemnification claims; currency fluctuations; our ability to achieve the growth prospects and synergies expected from acquisitions we may make; delays, challenges and expenses

4

Avago Technologies Limited Announces Third Quarter Fiscal Year 2012 Financial Results

associated with integrating acquired companies with our existing businesses; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Our Quarterly Report on Form 10-Q filed on June 8, 2012 and other filings with the Securities and Exchange Commission, or “SEC” (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

Contacts:

Avago Technologies Ltd.

Thomas Krause, 408-435-7400

VP Corporate Development

investor.relations@avagotech.com

5

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended			Three Fiscal Quarters Ended
	July 29, 2012	April 29, 2012	July 31, 2011	July 29, 2012	July 31, 2011
Net revenue	$606	$577	$603	$1,746	$1,713
Cost of products sold:
Cost of products sold	297	284	292	860	828
Amortization of intangible assets	14	14	14	42	42
Restructuring charges	—	1	—	1	—

Total cost of products sold	311	299	306	903	870

Gross margin	295	278	297	843	843
Research and development	89	84	85	255	234
Selling, general and administrative	49	51	60	150	165
Amortization of intangible assets	6	5	5	16	16
Restructuring charges	2	1	2	4	3

Total operating expenses	146	141	152	425	418

Income from operations	149	137	145	418	425
Interest expense	—	—	—	(1)	(4)
Loss on extinguishment of debt	—	—	—	—	(20)
Other income, net	1	3	—	3	1

Income before income taxes	150	140	145	420	402
Provision for income taxes	5	6	1	16	4

Net income	$145	$134	$144	$404	$398

Net income per share:
Basic	$0.59	$0.55	$0.59	$1.65	$1.62
Diluted	$0.58	$0.54	$0.57	$1.61	$1.57

Shares used in per share calculations:
Basic	245	244	246	245	246
Diluted	250	250	253	251	253

Share-based compensation included in:
Cost of products sold	$1	$2	$1	$4	$3
Research and development	6	5	4	15	10
Selling, general and administrative	8	6	6	20	14

Total share-based compensation	$15	$13	$11	$39	$27

AVAGO TECHNOLOGIES LIMITED

NON-GAAP FINANCIAL SUMMARY - UNAUDITED(1)

(IN MILLIONS, EXCEPT PERCENTAGES AND PER SHARE DATA)

	Fiscal Quarter Ended			Three Fiscal Quarters Ended
	July 29, 2012	April 29, 2012	July 31, 2011	July 29, 2012	July 31, 2011
Net revenue	$606	$577	$603	$1,746	$1,713
Gross margin	$310	$295	$312	$890	$888
% of net revenue	51%	51%	52%	51%	52%
Research and development	$83	$79	$81	$240	$224
Selling, general and administrative	$41	$45	$54	$130	$151
Total operating expenses	$124	$124	$135	$370	$375
% of net revenue	20%	21%	22%	21%	22%
Income from operations	$186	$171	$177	$520	$513

Net income	$182	$168	$176	$506	$506
Net income per share - diluted	$0.72	$0.66	$0.68	$1.99	$1.97
Shares used in per share calculation - diluted	252	253	257	254	257

(1)	A reconciliation of the non-GAAP measures presented above to the most directly comparable GAAP financial data appears on the next page. These non-GAAP measures are provided in addition to and not as a substitute for measures of financial performance prepared in accordance with GAAP. The financial summary excludes amortization of intangible assets, share-based compensation, restructuring charges, and loss on extinguishment of debt.

AVAGO TECHNOLOGIES LIMITED

FINANCIAL RECONCILIATION: GAAP TO NON-GAAP - UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended			Three Fiscal Quarters Ended
	July 29,	April 29,	July 31,	July 29,	July 31,
	2012	2012	2011	2012	2011
Net income on GAAP basis	$145	$134	$144	$404	$398
Amortization of intangible assets	20	19	19	58	58
Share-based compensation expense	15	13	11	39	27
Restructuring charges	2	2	2	5	3
Loss on extinguishment of debt	—	—	—	—	20

Net income on Non-GAAP basis	$182	$168	$176	$506	$506

Gross margin on GAAP basis	$295	$278	$297	$843	$843
Amortization of intangible assets	14	14	14	42	42
Share-based compensation expense	1	2	1	4	3

Gross margin on Non-GAAP basis	$310	$295	$312	$890	$888

Research and development on GAAP basis	$89	$84	$85	$255	$234
Share-based compensation expense	6	5	4	15	10

Research and development on Non-GAAP basis	$83	$79	$81	$240	$224

Selling, general and administrative on GAAP basis	$49	$51	$60	$150	$165
Share-based compensation expense	8	6	6	20	14

Selling, general and administrative on Non-GAAP basis	$41	$45	$54	$130	$151

Total operating expenses on GAAP basis	$146	$141	$152	$425	$418
Amortization of intangible assets	6	5	5	16	16
Share-based compensation expense	14	11	10	35	24
Restructuring charges	2	1	2	4	3

Total operating expenses on Non-GAAP basis	$124	$124	$135	$370	$375

Income from operations on GAAP basis	$149	$137	$145	$418	$425
Amortization of intangible assets	20	19	19	58	58
Share-based compensation expense	15	13	11	39	27
Restructuring charges	2	2	2	5	3

Income from operations on Non-GAAP basis	$186	$171	$177	$520	$513

Shares used in per share calculation - diluted on GAAP basis	250	250	253	251	253
Non-GAAP adjustment	2	3	4	3	4

Shares used in per share calculation - diluted on Non-GAAP basis(1)	252	253	257	254	257

(1)	The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of share-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(IN MILLIONS)

	July 29,	October 30,
	2012	2011 (1)
ASSETS
Current assets:
Cash and cash equivalents	$973	$829
Trade accounts receivable, net	330	328
Inventory	216	194
Other current assets	62	42

Total current assets	1,581	1,393
Property, plant and equipment, net	453	316
Goodwill	180	177
Intangible assets, net	441	499
Other long-term assets	60	61

Total assets	$2,715	$2,446

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$239	$221
Employee compensation and benefits	69	89
Capital lease obligations - current	1	2
Other current liabilities	33	38

Total current liabilities	342	350

Long-term liabilities:
Capital lease obligations - non-current	2	4
Other long-term liabilities	82	86

Total liabilities	426	440

Shareholders’ equity:
Ordinary shares, no par value	1,456	1,479
Retained earnings	831	525
Accumulated other comprehensive income	2	2

Total shareholders’ equity	2,289	2,006

Total liabilities and shareholders’ equity	$2,715	$2,446

(1)	Amounts for the year ended October 30, 2011 have been derived from audited financial statements as of that date.

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended			Three Fiscal Quarters Ended
	July 29,	April 29,	July 31,	July 29,	July 31,
	2012	2012	2011	2012	2011
Cash flows from operating activities:
Net income	$145	$134	$144	$404	$398
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40	38	39	115	118
Amortization of debt issuance costs	—	—	1	—	1
Loss on extinguishment of debt	—	—	—	—	6
Loss on disposal of property, plant and equipment	2	1	—	3	1
Impairment of investment and loan receivable from investee	—	—	—	2	—
Share-based compensation	15	13	11	39	27
Tax benefits of share-based compensation	8	2	—	10	8
Excess tax benefits from share-based compensation	(5)	(1)	—	(6)	(2)
Changes in assets and liabilities, net of acquisitions:
Trade accounts receivable	(56)	34	4	(2)	1
Inventory	2	(25)	(6)	(22)	(11)
Accounts payable	(27)	21	(13)	(14)	2
Employee compensation and benefits	12	6	26	(20)	6
Other current assets and current liabilities	(7)	(8)	5	(25)	(25)
Other long-term assets and long-term liabilities	(1)	(4)	—	(6)	1

Net cash provided by operating activities	128	211	211	478	531

Cash flows from investing activities:
Purchase of property, plant and equipment	(65)	(56)	(24)	(168)	(75)
Acquisitions and investment, net of cash acquired	(2)	—	—	(2)	(9)

Net cash used in investing activities	(67)	(56)	(24)	(170)	(84)

Cash flows from financing activities:
Proceeds from government grants	—	1	—	2	—
Debt repayments	—	—	—	—	(230)
Debt financing costs	—	—	—	—	(2)
Payments on capital lease obligations	(1)	(1)	—	(2)	(2)
Issuance of ordinary shares	6	17	11	28	55
Repurchases of ordinary shares	(15)	(6)	(68)	(100)	(68)
Excess tax benefits from share-based compensation	5	1	—	6	2
Dividend payments to shareholders	(37)	(32)	(22)	(98)	(59)

Net cash used in financing activities	(42)	(20)	(79)	(164)	(304)

Net increase in cash and cash equivalents	19	135	108	144	143
Cash and cash equivalents at the beginning of period	954	819	596	829	561

Cash and cash equivalents at end of period	$973	$954	$704	$973	$704